INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-75078, 333-65632 and 333-19473 of Party City Corporation on Form S-8 of our report dated August 14, 2002, incorporated by reference in the Annual Report on Form 10-K of Party City Corporation for the fiscal year ended June 30, 2002.

Parsippany, New Jersey
September 27, 2002